Exhibit 5

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing, along with all other such undersigned, on behalf of the Reporting Persons (as defined in the joint filing), of a statement on Schedule 13D (including amendments thereto) with respect to the common stock of Santarus, Inc., and that this agreement be included as an Exhibit to such joint filings.

The undersigned further agree that each party hereto is responsible for the timely filing of such statement on Schedule 13D (including any and all amendments thereto), and for the accuracy and completeness of the information concerning such party contained therein. However, no party is responsible for the accuracy of completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

This agreement may be executed in any number of counterparts, all of which taken together shall constitute the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this agreement as of this 14th day of February, 2013.

COSMO TECHNOLOGIES LIMITED	COSMO PHARMACEUTICALS S.p.A.

Date: February 14, 2013	Date: February 14, 2013

/s/ Giuseppe Cipriano	/s/ Mauro Ajani
Signature	Signature

Giuseppe Cipriano - Director	Mauro Ajani - Managing Director
Name/Title	Name/Title

COSMO HOLDING S.p.A.

Date: February 14, 2013

/s/ Mauro Ajani
Signature

Mauro Ajani - Chairman
Name/Title

Date: February 14, 2013	Date: February 14, 2013

/s/ Luigi Moro	/s/ Mauro Ajani
Signature	Signature

Luigi Moro	Mauro Ajani
Name/Title	Name/Title

Date: February 14, 2013

/s/ Giuseppe Cipriano
Signature

Giuseppe Cipriano
Name/Title

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